EXHIBIT 21
NEWELL RUBBERMAID INC. AND SUBSIDIARIES SIGNIFICANT SUBSIDIARIES

NAME	STATE OR JURISDICTION of ORGANIZATION
PSI Systems, Inc.	California
Berol Corporation	Delaware
Expo Inc.	Delaware
Goody Products, Inc.	Delaware
Graco Children's Products Inc.	Delaware
Headsprout, Inc.	Delaware
Irwin Industrial Tool Company	Delaware
Newell Finance Company	Delaware
Newell Investments Inc.	Delaware
Newell Operating Company	Delaware
Newell Rubbermaid Europe LLC	Delaware
Newell Window Furnishings, Inc.	Delaware
Rubbermaid Commercial Products LLC	Delaware
Rubbermaid Europe Holding Inc.	Delaware
Rubbermaid Services Corporation	Delaware
Rubfinco Inc.	Delaware
Sanford, L.P.	Illinois
Calphalon Corporation	Ohio
Rubbermaid Incorporated	Ohio
NRI Insurance Company	Vermont
Irwin Industrial Tool Company Pty. Ltd.	Australia
Newell Australia Pty. Limited	Australia
Rubbermaid C.V.	Barbados
DYMO BVBA	Belgium
DYMO Finance BVBA	Belgium
DYMO Holdings BVBA	Belgium
Irwin Industrial Tool Ferramentas do Brasil Ltda.	Brazil
Newell Rubbermaid Brasil Ferramentas e Equipamentos Ltda.	Brazil
Newell Industries Canada Inc.	Canada
NR Canada Inc.	Canada
NR Capital Co.	Canada
NR Finance Co.	Canada
Newell (Cayman) Ltd.	Cayman Islands
Newell Rubbermaid Caymans Holding Co.	Cayman Islands
Newell Rubbermaid Asia Services	China
Sanford Colombia S.A.	Colombia
Newell Rubbermaid Denmark A/S	Denmark
Newell Investments France SAS	France
Reynolds SAS	France
Rubbermaid France SAS	France
Sanford Ecriture SAS	France
Waterman SAS	France
Irwin Industrial Tools GmbH	Germany
Newell Rubbermaid German Holding GmbH	Germany
Sanford GmbH	Germany

NEWELL RUBBERMAID INC. AND SUBSIDIARIES SIGNIFICANT SUBSIDIARIES

NAME	STATE OR JURISDICTION of ORGANIZATION
Newell Rubbermaid Asia Pacific Limited	Hong Kong
NRH Limited	Hong Kong
Aprica Europe Srl	Italy
Newell Rubbermaid Italy S.r.l.	Italy
Sanford Italy S.r.l.	Italy
Aprica Children's Products KK	Japan
Newell Rubbermaid Japan Ltd.	Japan
Europe Brands S.à r.l.	Luxembourg
Luxembourg Brands S.à r.l.	Luxembourg
Newell Luxembourg Finance S.à r.l.	Luxembourg
Newell Rubbermaid Luxembourg S.à r.l.	Luxembourg
NWL European Finance S.à r.l.	Luxembourg
NWL Luxembourg Holding S.à r.l.	Luxembourg
Technical Concepts Luxembourg S.à r.l.	Luxembourg
Newell Mauritius Holding Company	Mauritius
Amerock Hardware Systems de Mexico, S. de R.L. de C.V.	Mexico
Comercial Berol, S. de R.L. de C.V.	Mexico
Newell Rubbermaid de Mexico, S. de R.L. de C.V.	Mexico
Newell Rubbermaid Servicios de Mexico, S. de R.L. de C.V.	Mexico
Newell Window Furnishings, de Mexico S. de R.L. de C.V.	Mexico
Newell Rubbermaid Nederland B.V.	Netherlands
Newell Tools Netherlands B.V.	Netherlands
Technical Concepts Bentfield B.V.	Netherlands
Newell Rubbermaid Poland S.A.	Poland
Newell Rubbermaid Poland II Sp. z o.o.	Poland
Newell International Finance Co.	Scotland
Newell Iberia S.L.	Spain
Newell Rubbermaid Europe S.à r.l.	Switzerland
Newell Rubbermaid (Thailand) Co., Ltd.	Thailand
Newell Rubbermaid Middle East FZE	UAE
Berol Limited	United Kingdom
Fountain Holdings Limited	United Kingdom
Irwin Industrial Tool Company Limited	United Kingdom
Newell (1995)	United Kingdom
Newell Holdings Limited	United Kingdom
Newell Limited	United Kingdom
Newell Rubbermaid UK Holdings Limited	United Kingdom
Parker Pen Company	United Kingdom
Parker Pen Holdings	United Kingdom
Parker Pen Products	United Kingdom
Polyhedron Holdings Limited	United Kingdom
Sanford Rotring (GB) Limited	United Kingdom
Technical Concepts International Limited	United Kingdom
Sanford Brands Venezuela LLC (Venezuelan Branch)	Venezuela